Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT made as of the 21st day of March, 2008.

AMONG:

MOGUL ENERGY INTERNATIONAL, INC. a body corporate, incorporated pursuant to the laws of the State of Delaware (hereinafter referred to as the "Vendor")

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EGYPT OIL HOLDINGS LTD., a body corporate, incorporated pursuant to the laws of the federal government of Canada (hereinafter referred to as the "Purchaser")

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SEA DRAGON ENERGY INC., a body corporate, incorporated pursuant to the federal laws of Canada (hereinafter referred to as “Sea Dragon”)

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DOVER INVESTMENTS LIMITED, a body corporate, incorporated pursuant to the laws of the Province Ontario (hereinafter referred to as "Dover")

WHEREAS Dover is the holder of certain interests in and to the Assets as a bare trustee for Vendor

AND WHEREAS Sea Dragon has agreed to hold the Assets as bare trustee for the Purchaser;

AND WHEREAS a deed of assignment has been submitted by Dover to the ARE to transfer legal title to the Assets to Sea Dragon;

AND WHEREAS Sea Dragon is to become an affiliate of Purchaser and, together with certain others, is responsible to Dover for various liabilities and obligations relative to the Concessions generally and relative to the Assets particularly;

AND WHEREAS Vendor wishes to sell and Purchaser wishes to purchase a beneficial interest in the Assets subject to and in accordance with the terms and conditions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties have agreed as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals and schedules, unless the context otherwise requires:

(a)
"Abandonment and Reclamation Obligations" means all obligations to abandon the Wells and to decommission and remove the facilities and equipment and restore and reclaim the surface sites thereof, if any;

(b)	"Act" means the Income Tax Act (Canada) as amended and the regulations thereunder;

(c)	"AFE" means an authorization for expenditure, operation notice or other similar financial commitments;

(d)	"Agreement" means this document, as updated or amended from time to time, together with the schedules attached thereto and made a part hereof;

(e)	"this Agreement", " herein", "hereto", "hereof" and similar expressions refer to this agreement of purchase and sale as amended from time to time;

(f)	"ARE" means Arab Republic of Egypt;

(g)
"ARE Consent" means all consents and approvals of ARE (whether express consent or deemed consent) which are necessary in order to permit the transfer of the Assets between the Parties, including the transfer of the Concessions;

(h)	"Assets" means the Petroleum and Natural Gas Rights and the Miscellaneous Interests;

(i)	"Business Day" means any day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(j)
"Closing" means the transfer of the Assets from Vendor to Purchaser, the exchange of Specific Conveyances, the issuance of the Shares and the completion of other matters incidental thereto as herein provided for;

(k)	"Closing Date" means the tenth (10th) Business Day after the date on which the last of the Conditions Precedent has been fulfilled or at such other time as the Parties may agree;

(l)
"Concessions" means the leases, reservations, permits, licences or other documents of title described in Schedule "A" in which Vendor holds any interest and any document of title issued in substitution for, amendment of or in addition to any of them;

(m)	"Conditions Precedent" means those conditions set forth in sections 5.1 and 5.2, for the respective benefit of Purchaser and Vendor;

(n)
"Data" means all records, data and information directly related to the Petroleum and Natural Gas Rights, well files, lease files, agreement files, and production records (including the Title and Operating Documents), but specifically excludes Withheld Information;

(o)	"Effective Time" means 8:00 a.m., Vancouver time, on December 3, 2007;

(p)	"EGPC" means Egyptian General Petroleum Corporation;

(q)
"EGPC Consent" means all consents and approvals of EGPC (whether express consent or deemed consent) which are necessary in order to permit the transfer of the Assets between the Parties, including the transfer of the Concessions;

(r)
"Environmental Liabilities" means all liabilities in respect of the environment which relate to the Assets or which arise in connection with the ownership thereof or operations pertaining thereto, including, without limitation, liabilities related to or arising from:

(i)	transportation, storage, use or disposal of toxic or hazardous substances;

(ii)	release, spill, escape or emission of toxic or hazardous substances; or

(iii)	pollution or contamination of or damage to the environment;

including, without limitation, liabilities to compensate Third Parties for damages and losses resulting from the items described in items (i), (ii) and (iii) above (including, without limitation, damage to property, personal injury and death) and obligations to take action to prevent or rectify damage to or otherwise protect the environment and, for purposes of this Agreement, "the environment" includes, without limitation, the air, the surface and subsurface of the earth, bodies of water (including, without limitation, rivers, streams, lakes and aquifers) and plant and animal life (including humans) but does not include Abandonment and Reclamation Obligations;

(s)	"Exemptions" has the meaning ascribed thereto in section 6.1(q);

(t)	"General Conveyance" means the general conveyance in the form of Schedule "C";

(u)
"Lands" means all of the lands described in Schedule "A" in which Vendor holds any interest, including any lands with which the Lands may be pooled or unitized, and includes the Petroleum Substances within, upon or under those Lands, together with the right to explore for and recover Petroleum Substances to the extent those rights are granted by the Concessions;

(v)	"Land Schedule" means Schedule "A";

(w)
"Losses and Liabilities" means, in relation to a Party, losses, costs, damages and expenses which such Party suffers, sustains, pays or incurs including reasonable legal fees on a solicitor and its own client basis;

(x)
"Miscellaneous Interests" means the entire interests of Vendor in and to all property, assets and rights, other than Petroleum and Natural Gas Rights, to the extent pertaining to the Petroleum and Natural Gas Rights or the Lands and to which Vendor is entitled at the Closing Date including, without limitation, the entire interests of Vendor in (i) the Title and Operating Documents; and (ii) all contracts, agreements, documents and engineering records to the extent that they relate to the Petroleum and Natural Gas Rights;

(y)	"Obligations" means, subject to the provisions of sections 7.1 and 7.2, all obligations associated with the Assets;

(z)	"Parties" means the parties to this Agreement and "Party" means any one of them;

(aa)	"Permitted Encumbrances" means:

(i)	liens for taxes, assessments and governmental charges for which payment is not due;

(ii)
liens incurred or created in the ordinary course of business as security in favor of the person who is conducting the development or operation of the property to which such liens relate for Vendor’s proportionate share of costs and expenses of such development or operation for which payment is not due;

(iii)
easements, rights of way, servitudes and other similar rights in land (including, without limitation, rights of way and servitudes for roads, railways, sewers, drains, gas and oil pipelines, gas and water mains and electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables);

(iv)
the right reserved to or vested in any municipality or government or other public authority by the terms of any lease, license, franchise, grant or permit or by any statutory provision, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(v)
rights of general application reserved to or vested in any governmental authority to levy taxes on Petroleum Substances or any of them or the income therefrom, and governmental requirements and limitations of general application as to production rates or the operations of any property;

(vi)	royalty burdens, liens, adverse claims, penalties, reductions in interests, conversion rights upon payout and other encumbrances set out in the Land Schedule;

(vii)	the reservations, limitations, provisions and conditions in any original grants from the ARE of any of the Lands or interests therein and statutory exceptions to title;

(viii)	the terms and conditions of the Concessions and the Title and Operating Documents;

(ix)
provisions for penalties and forfeitures which are disclosed in the Land Schedule and which have arisen under operating procedures or similar agreements as a consequence of elections prior to the Effective Time not to participate in operations on the Lands to which the relevant penalty applies; and

(x)	liens granted in the ordinary course of business to a public utility, municipality or governmental authority with respect to operations pertaining to any of the Assets;

(bb)	"Petroleum and Natural Gas Rights" means the entire working interests, royalty interests or any other interest of Vendor in the Lands and Concessions, as set forth on Schedule "A";

(cc)	"Petroleum Substances" means petroleum, natural gas and related hydrocarbons and all other substances, whether liquid or solid and whether hydrocarbons or not, insofar as granted by the Concessions;

(dd)	"Purchase Price" has the meaning ascribed thereto in section 2.2;

(ee)
"Regulations" means all statutes, laws, rules, orders and regulations in effect from time to time and made by governments or governmental boards or agencies having jurisdiction over the Assets, Vendor or Purchaser;

(ff)	"Resulting Entity" means the corporate entity that results from Purchaser amalgamating, consolidating with or merging into another corporation;

(gg)
"Rights of First Refusal" means a right of first refusal, pre-emptive right of purchase or similar right whereby a Third Party has the right to acquire or purchase a portion of the Assets as a consequence of Vendor having agreed to sell the Assets to Purchaser in accordance herewith;

(hh)
"Security Interests" means any assignment, security, general security agreement, deed of trust, debenture, land charge, mortgage, charge, pledge, negative pledge, lien or other security interest whatsoever or howsoever created or arising (and the registrations evidencing same) whether absolute or contingent, fixed or floating, perfected or not, which encumbers the title of Vendor in and to any or all of the Assets or any part or portion thereof or the proceeds to be received hereunder;

(ii)	"Securities Rules" has the meaning ascribed thereto in section 6.1(q);

(jj)
"Shares" means four million (4,000,000) fully paid up and non-assessable common shares without nominal or par value in the capital stock of Purchaser or that number of fully paid up and non-assessable common shares of the Resulting Entity determined pursuant to Article 10;

(kk)
"Specific Conveyances" means deeds of assignments, conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable, in accordance with normal oil and gas industry practices, to convey, assign and transfer the Assets to Purchaser and/or Sea Dragon, as applicable, and to novate Purchaser and/or Sea Dragon, as applicable, into the Title and Operating Documents in the place and stead of Vendor and Dover with respect to the Assets;

(ll)
"Third Party" means any partnership, corporation, trust, unincorporated organization, union, government, governmental department or agency, individual or any heir, executor, administrator or other legal representative of an individual other than a Party;

(mm)
"Title and Operating Documents" means, to the extent directly related to the Petroleum and Natural Gas Rights, (i) the Concessions; (ii) unit agreements, assignments, trust declarations, operating agreements, royalty agreements, overriding royalty agreements, gross overriding agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements, common stream agreements  and easements; (iii) agreements for construction, ownership and operation of gas plants, gas gathering systems and other facilities; (iv) permits, licenses and approvals; and (v) other agreements which relate to the Petroleum and Natural Gas Rights or the ownership, operation or exploitation thereof;

(nn)	"TSX-V" means the TSX Venture Exchange;

(oo)
"Wells" means all producing, shut-in, suspended, water source or injection wells insofar as they relate to the Lands and all well casings therein, including all facilities that service such wells, excluding any abandoned wells; and

(pp)	"Withheld Information" means (i) all valuations of the Assets; and (ii) income tax and financial information.

1.2	Article, Section, and Schedule References

Except as otherwise expressly provided, a reference in this Agreement to an "Article", "section", "subsection", "paragraph" or "Schedule" is a reference to an article, section, subsection, paragraph, or schedule to this Agreement.

1.3	Interpretation Not Affected by Headings

The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

1.4	Included Words

When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting one gender shall be construed as suggesting other genders.

1.5	Schedules:

Appended hereto are the following schedules:

Schedule "A"	-	Land Schedule
Schedule "B"	-	Certificate re Representations and Warranties
Schedule "C"	-	General Conveyance
Schedule "D"	-	Certification of Investment Intent

All schedules hereto are incorporated into and as part of this Agreement by this reference as fully as though contained in the body of this Agreement. Wherever any term or condition, express or implied, of such schedule conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

1.6	Knowledge or Awareness

Where in this Agreement a representation or warranty is limited to the knowledge or awareness of Vendor, such knowledge or awareness consists of the actual knowledge or awareness, as the case may be, of the current officers of Vendor after reasonable inquiry but does not include knowledge or awareness of any other person or persons or constructive knowledge.

1.7	Use of Canadian Funds

All references to "dollars" or "$" herein shall refer to lawful currency of Canada.

1.8	Derivatives

Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context otherwise requires:

(a)
any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute so referred to or the regulations made pursuant thereto; and

(b)	any reference to "approval", "authorization" or "consent" of a party means, respectively, the written approval, the written authorization and the written consent of such party.

1.9	Interpretation If Closing Does Not Occur

In the event that Closing does not occur, each provision of this Agreement which presumes that Purchaser has acquired the Assets hereunder shall be construed as having been contingent upon Closing having occurred.

1.10	Conflicts

If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a schedule or a Specific Conveyance, the provision of the body of this Agreement shall prevail.

1.11	Next Business Day

If the time for performing an act expires on a Saturday, Sunday or statutory holiday in either the Province of British Columbia or Canada, the time for performing that act shall be extended to the next Business Day.

1.12	Time

Any reference to time shall refer to Pacific Standard Time or Pacific Daylight Savings Time during the respective intervals in which each is in force.

ARTICLE 2
PURCHASE AND SALE

2.1	Purchase and Sale

Vendor hereby agrees to sell the Assets to Purchaser and Purchaser hereby agrees to purchase the Assets and assume the Obligations from Vendor, subject to and in accordance with this Agreement.

2.2	Purchase Price

The purchase price to be paid by Purchaser to Vendor for the Assets shall be one of either:

(a)	Two Hundred Thousand Dollars ($200,000); or

(b)	One Hundred Thousand Dollars ($100,000) and the Shares.

(the "Purchase Price")

At least three (3) days prior to the Closing Date, Vendor shall by written notice to the Purchaser elect to receive one of the above options at Closing, and such election shall be deemed to be the Purchase Price for the purposes of this Agreement.

2.3	Allocation of Purchase Price

The Purchase Price shall be allocated among the Assets as follows:

Petroleum and Natural Gas Rights	100% of the value of the Purchase Price less $1.00

Miscellaneous Interests	$1.00

In determining the Purchase Price, Purchaser has taken into account its assumption of responsibility for the future Abandonment and Reclamation Obligations associated with the Assets and the release of Vendor's responsibility therefor.

2.4	Payment of Purchase Price

(a)
At Closing and in accordance with Vendor's election pursuant to section 2.2, the Purchaser shall pay or caused to be paid the cash component of the Purchase Price and issue or cause to be issued the Shares, if applicable.

(b)	Subject to the provisions of Article 4, at Closing Purchaser shall pay all amounts owing to Vendor and Vendor shall pay all amounts owing to Purchaser as of the Effective Time.

ARTICLE 3
CLOSING

3.1	Place of Closing

Unless otherwise agreed to in writing by the Parties, Closing shall take place at 11:00 a.m. Vancouver time on the Closing Date at the offices of Burstall Winger LLP at Suite 1600, 333 – 7th Avenue S.W., Calgary, Alberta, Canada.

3.2	Effective Time of Transfer

The transfer and assignment of the Assets from Vendor to Purchaser shall be effective as of the Effective Time, however, possession and title to the Assets shall not pass to Purchaser until the completion of Closing.

3.3	Deliveries at Closing

(a)	At Closing, Vendor shall table the following:

(i)	a copy of the relevant consents, approvals, confirmations or waivers, if any, and obtained by or on behalf of Vendor;

(ii)	a copy of all the documents comprising the EGPC Consent with respect to the transfer of an interest in the Concessions to Sea Dragon, as set out herein;

(iii)	a copy of all the documents comprising the ARE Consent with respect to the transfer of an interest in the Concessions to Sea Dragon, as set out herein;

(iv)	the General Conveyance, executed by Vendor;

(v)	the Specific Conveyances, executed by Vendor and Dover, as applicable;

(vi)	the certificate described in subsection 5.1(a);

(vii)	such other items as may be specifically required hereunder or as may be reasonably requested by Purchaser upon reasonable notice to Vendor.

(b)	At Closing, Purchaser shall table the following:

(i)	a certified cheque, bank draft or wire for the cash component of the Purchase Price and a share certificate of Purchaser issued in the name of Vendor for the Shares, if applicable;

(ii)	the certificate described in section 5.2(a); and

(iii)	such other items as may be specifically required hereunder or as may be reasonably requested by Vendor upon reasonable notice to Purchaser.

(c)
The items tabled at Closing pursuant to subsections 3.3(a) and (b) shall be held in escrow until all of such items have been tabled and each of the Parties has acknowledged that it is satisfied therewith, whereupon such escrow shall be terminated and the Closing shall have occurred.  If such escrow is not released on or before 4:00 p.m. Vancouver time on the Closing Date and the Parties do not agree to an extension of the escrow, the Closing shall not occur, the General Conveyance and the Specific Conveyances will be destroyed and the balance of the documents tabled by a Party pursuant to this section 3.3 shall be returned to such Party.

3.4	Delivery of Data

After Closing, Vendor shall upon request of Purchaser from time-to-time and at any time deliver copies of the Data which it has in its possession within five (5) days of receiving such request.

3.5	Specific Conveyances

Vendor and Dover shall prepare the Specific Conveyances and Purchaser shall bear all costs incurred in registering any Specific Conveyances and registering any further assurances required to convey the Assets to Purchaser or to Sea Dragon, as applicable.  Upon execution of this Agreement, Sea Dragon and Dover shall forthwith execute and the Purchaser shall register all Specific Conveyances required to be submitted to the EGPC or any other governmental agency or department of the ARE with respect to the transfer of a 20% interest in the Concessions (the "Concession Interest").  Should Closing not occur for any reason and Sea Dragon has been recognized by EGPC or ARE as the registered holder of the Concession Interest, then Sea Dragon shall hold the Concession Interest in trust as a bare trustee for the benefit of Vendor until such time as the Concession Interest can be conveyed back to Dover.  Subject to section 8.3, Purchaser shall register all other Specific Conveyances immediately after Closing.  Each Party shall, upon request from the other Party, supply evidence of compliance with foregoing obligations.

ARTICLE 4
ADJUSTMENTS

4.1	Costs and Revenues to be Apportioned

(a)
Except as otherwise provided in this Agreement, all costs and expenses relating to the Assets (including, without limitation, maintenance, development, capital and operating costs) and all revenues relating to the Assets (including, without limitation, proceeds from the sale of production and fees from processing, treating or transporting Petroleum Substances on behalf of Third Parties) shall be apportioned as of the Effective Time between Vendor and Purchaser on an accrual basis in accordance with generally accepted accounting principles, provided that:

(i)
advances made by Vendor in respect of the costs of operations on the Lands or lands pooled or unitized therewith or facilities interests included in the Assets which are not applied to costs incurred prior to the Effective Time will be transferred to Purchaser and an adjustment will be made in favour of Vendor equal to the amount of the advance transferred;

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(ii)	deposits made by Vendor relative to operations on the Lands shall be returned to Vendor;

(iii)
costs and expenses of work done, services provided and goods supplied shall be deemed to accrue for the purposes of this Article when the work is done or the goods or services are provided, regardless of when such costs and expenses become payable;

(iv)	no adjustments shall be made in respect of Vendor’s overhead or recovery of overhead by Vendor in its capacity as operator; and

(v)
all rentals and similar payments in respect of the Concessions comprised in the Assets and all taxes levied with respect to the Assets or operations in respect thereof shall be apportioned between Vendor and Purchaser on a per diem basis as of the Effective Time.

(b)
Petroleum Substances which were produced, but not sold, as of the Effective Time shall be retained by Vendor and Vendor shall be responsible for all royalties or other encumbrances thereon and all processing, treating and transportation expenses pertaining thereto.  Petroleum Substances will be deemed to be sold on a first in, first out basis.

4.2	Adjustments to Account

(a)
An interim accounting of the adjustments pursuant to section 4.1 shall be made at Closing.  Vendor shall provide a statement setting forth the adjustments to be made at Closing not later than three (3) Business Days prior to Closing and shall assist Purchaser in verifying the amounts set forth in such statement.

(b)
All accounting and adjustments not settled or not readily ascertainable at the Closing Date shall be settled between the Parties on the final statement of adjustments.  Vendor will use reasonable efforts to provide Purchaser with a proposed final statement of adjustments with all reasonable applicable back-up information within one hundred twenty (120) days following the Closing Date.  Purchaser shall be entitled to review and conduct an audit, if required, of the proposed final statement of adjustments.  Vendor and Purchaser will complete the final statement of adjustments no later than thirty (30) days following delivery of the proposed final statement of adjustments by Vendor to Purchaser.

(c)
Notwithstanding any other provision contained in this Agreement, the Parties shall not make any further adjustment after the expiry of thirty (30) days from delivery by Vendor to Purchaser of the proposed final statement of adjustments, unless such adjustment has been specifically requested, by notice, within such period.

(d)
All adjustments provided for in this Article shall be adjustments and shall, for further clarity, constitute an increase or decrease, as the case may be, to the Purchase Price.  All adjustments shall be paid in cash.

ARTICLE 5
CONDITIONS OF CLOSING

5.1	Purchaser’s Conditions

The obligation of Purchaser to purchase the Assets pursuant hereto is subject to the satisfaction at or prior to the Closing Date of the following conditions, which are for the exclusive benefit of Purchaser and may be waived by Purchaser:

(a)
Representations and Warranties: The representations and warranties of Dover and Vendor herein contained shall be true and correct in all material respects when made and as of the Closing Date and certificates of an officer of Dover and Vendor to that effect, in the forms of Schedule "B", shall have been delivered by Vendor to Purchaser at Closing;

(b)
Obligations: All obligations of Dover and Vendor contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects and certificates of Dover and Vendor to that effect, in the forms of Schedule "B", shall have been delivered by Vendor to Purchaser at Closing; and

(c)
No Adverse Damage: There shall have been no material adverse physical damage to the Assets from the date hereof to the Closing Date and Vendor shall have delivered to Purchaser certificates of Dover and Vendor, dated as of the Closing Date in the forms of Schedule "B", that there has been no such damage to any of the Assets during such period, provided that a change in the prices at which Petroleum Substances may be sold in no event shall be regarded as material adverse physical damage to or an alteration of the Assets.

5.2	Vendors’ Conditions

The obligation of Vendor to sell the Assets pursuant hereto is subject to the satisfaction at or prior to the Closing Date of the following conditions, which are for the exclusive benefit of Vendor and may be waived by Vendor:

(a)
Representations and Warranties: The representations and warranties of Purchaser herein contained shall be true and correct in all material respects when made and as of the Closing Date and a certificate of an officer of Purchaser to that effect, in the form of Schedule "B", shall have been delivered by Purchaser to Vendor at Closing;

(b)
Obligations: All obligations of Purchaser contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects and a certificate of an officer of Purchaser to that effect shall have been delivered by Purchaser to Vendor at Closing; and

(c)	Payment: All amounts to be paid by Purchaser to Vendor at Closing pursuant hereto shall have been paid to Vendor by Purchaser in the form stipulated in this Agreement.

5.3	Efforts to Fulfill Conditions Precedent

Purchaser, Sea Dragon, Dover and Vendor shall proceed diligently and in good faith and use all reasonable efforts to fulfill and assist in the fulfillment of the Conditions Precedent.

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5.4	Waiver Of Conditions

The conditions in sections 5.1 and 5.2 are for the sole benefit of Purchaser and Vendor, respectively.  The Party for the benefit of which such conditions have been included may waive any of them, in whole or in part, by written notice to the other Party, without prejudice to any of the rights of the Party waiving such condition, including, without limitation, reliance on or enforcement of the representations, warranties or covenants which are preserved and pertain to conditions similar to the condition so waived.  However, Purchaser cannot waive the existence and operation of any Right of First Refusal to purchase any of the Assets and Vendor cannot waive the existence and operation of any Right of First Refusal to purchase any of the Assets.

5.5	Failure To Satisfy Conditions

In the event any condition in sections 5.1 or 5.2 has not been satisfied at or before the Closing Date (or the date set forth for satisfaction of such condition) and such condition has not been waived by the Party for the benefit of which such condition has been included, such Party may terminate this Agreement by written notice to the other Party.  In such event, Purchaser and Vendor shall be released and discharged from all obligations hereunder.  However, a Party may not terminate this Agreement in such manner after Closing, and its remedies thereafter, if any, with respect to the failure to satisfy such condition shall be limited to damages.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties of Vendor

Vendor represents and warrants to Purchaser that:

(a)
Standing: Vendor is a corporation, validly existing under its jurisdiction of incorporation and now has all the requisite corporate power and authority to sell, assign, transfer and convey its interest in the Assets to Purchaser in accordance with this Agreement, except shareholder approval which Vendor shall in good faith use all reasonable efforts to obtain forthwith;

(b)
No Conflicts: The consummation of the transactions contemplated herein will not violate, nor be in conflict with, any of the constating documents, by-laws or governing documents of it or any judgement, decree, order, law, statute, rule or regulation applicable to it or any agreement, instrument, permit or authority to which it is a Party or by which it is or the Assets are bound or subject;

(c)
Execution of Documents: This Agreement has been duly executed and delivered by it and all other documents (including the General Conveyance and the Specific Conveyances) executed and delivered by it pursuant hereto will be duly executed and delivered by it, and this Agreement does, and such documents will, constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditors' rights generally and the discretion of courts with respect to equitable or discretionary remedies and defences;

(d)
Finders' Fees: It has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Purchaser shall have any obligation or liability;

(e)
No Authorizations: No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets or it is required for the due execution, delivery and performance by it of this Agreement, other than the approval of ARE and EGPC of the transaction contemplated herein as required by the Concessions and the authorizations, approvals or exemptions previously obtained and currently in force; and the approval of the U.S. Securities and Exchange Commission, where applicable, of an Information Statement, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or a Proxy Statement, pursuant to Section 14(a) of the Exchange Act;

(f)
Title:  Its beneficial interest in the Assets is as described in the Land Schedule and,  except for Permitted Encumbrances, is free and clear of all Security Interests, claims, options, net profit interests, mortgages, royalties, encumbrances and adverse claims or other burdens created by, through or under it or of which Vendor is otherwise actually aware;

(g)
No Third Party Rights:  Subject to the terms of Concessions, the interests of it in the Assets are not subject either to reduction, by reference to payout of a well or otherwise, or to change to an interest of any other size or nature whatsoever by virtue of any right or interest granted by, through or under it or of which it is otherwise actually aware, except for the Permitted Encumbrances and any such rights and interests identified in the Land Schedule and it has not alienated or encumbered the Assets or any part or portions thereof and it is not aware of there having been committed any act or omission whereby the right of it in any of the Assets may be cancelled or determined;

(h)
Quiet Enjoyment: Subject to the rents, covenants, conditions and stipulations in the Concessions and Permitted Encumbrances, from and after Closing, Purchaser will be entitled to hold and enjoy the interests attributed to it in the schedules hereto for Purchaser's own use and benefit without any interruption of or by it or any Third Party claiming by, through or under it;

(i)
No Lawsuits or Claims: There are no unsatisfied judgments and no claims, proceedings, actions, governmental investigations or lawsuits in existence, and to its knowledge, contemplated or threatened against or with respect to the Assets or the interests of it therein which might result in impairment or loss of the interest of it in and to the Assets or which might otherwise adversely affect the Assets, and to its knowledge there exists no particular circumstance which will give rise to such a claim, proceeding, action, governmental investigation or lawsuit;

(j)
AFEs: There are no AFEs or other financial commitments pursuant to which expenditures in respect of the Assets other than normal operating costs are or may be required after the Effective Time other than as may be authorized on behalf of Purchaser hereunder or otherwise disclosed to Purchaser in writing nor are there any outstanding or unresolved audits or audit enquiries relating to the Assets;

(k)
Assessments: All royalty payments, ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of Petroleum Substances or the receipt of proceeds therefrom payable in respect of the Assets up to the Closing Date (including all prior years) have been properly and fully paid and discharged;

(l)	Environmental Matters:

-  -

(i)
It has not received any orders or directives under the Regulations from a governmental authority relating to environmental matters requiring any work, repairs, constructions or capital expenditures with respect to the Assets, which order or directive remains outstanding on the Closing Date,

(ii)
It has not received any demand or notice from a governmental authority or third party (other than Purchaser) relating to the breach of any environmental, health or safety law applicable to the Assets, including without limitation, any Regulations relating to the use, storage, treatment, shipping or disposition of environmental contaminants, which demand or notice has not been complied with in all material respects, and

(iii)
It has made available to Purchaser all environmental information within its possession and has not knowingly withheld any such information from Purchaser relevant to environmental matters that relate to or affect the Assets;

(m)	Rights of First Refusal: At the Closing Date none of the Assets will be subject to any unexpired or unwaived Rights of First Refusal;

(n)
Production Penalties:  Excepting production limits of general application in the oil and gas industry, none of the Wells is subject to production or other penalties imposed by the Title and Operating Documents or by any other agreements and documents to which the Assets are subject, or by any laws, rules, regulations, orders or directions of governmental or other competent authorities;

(o)
Production of Documents and Information: Vendor has made reasonable inquiries and searches for material documents and information relating to the Assets and for all information reasonably required to make the representations and warranties contained in this Agreement not misleading in light of the circumstances;

(p)	Acquisition as Principal: If applicable, Vendor is acquiring the Shares as principal for its own account and not for the benefit of any other person;

(q)
Vendor's Acknowledgement: Vendor acknowledges that the issuance of the Shares, if applicable, will be made pursuant to an appropriate exemption (the "Exemption") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the "Securities Rules") of all jurisdictions applicable to such issuance and, as a consequence of acquiring the Shares pursuant to this Exemption:

(i)	certain protections, rights and remedies provided by the Securities Rules, including statutory rights of rescission or damages, will not be available to Vendor,

(ii)
Vendor may not receive information that might otherwise be required to be provided to Vendor, and Purchaser or the Resulting Entity, as the case may be, is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemption were not being used,

(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Shares,

(iv)	there is no government or other insurance covering the Shares,

(v)	there are risks associated with the acquisition of the Shares, and

(vi)
there are trade restrictions on Vendor's ability to resell the Shares, and it is the responsibility of Vendor to find out what those trade restrictions are and to comply with them before selling the Shares;

(r)
Legend Requirements: Because of the trade restrictions imposed by operation of the Securities Rules, the certificates representing the Shares will bear such legends as may be required by the Securities Rules and, if applicable, by the rules and policies of the TSX-V;

(s)
Hold Period: Without in any way limiting the generality of the foregoing, the trade restrictions provide that Vendor must hold and not sell, transfer or in any manner dispose of the Shares, except in accordance with applicable U.S. securities laws and, for purposes of securities laws in Canada, not before the date that is four months and a day after the later of (i) the distribution date of the Shares; and (ii) the date the Purchaser became a reporting issuer, as defined under applicable Securities Rules, in any province or territory of Canada, unless the disposition is made in accordance with all applicable Securities Rules.

(t)
Independent Evaluation: Vendor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, and risks of the investment and it is able to bear the economic risk of loss of the investment.  Vendor has had the opportunity to ask questions of and receive answers from Purchaser regarding the investment, and has received all the information regarding Purchaser that it has requested;

(u)
1933 Act Compliance: The Vendor understands and agrees that the Shares have not been and will not be registered under the 1933 Act, or applicable state securities laws, and  the Shares are being offered and sold on behalf of the Purchaser to the Vendor in reliance upon Rule 903 of Regulation S under the 1933 Act, or in the case the Vendor distributes such shares to its officers, directors, or shareholders, (collectively, "underlying holders") in reliance upon Rule 506 of Regulation D under the 1933 Act and/or section 4(2) under the 1933 Act.  The Vendor agrees that it will cause each of the underlying shareholders, to whom Shares are distributed, to deliver to the Purchaser the certification in the form attached hereto as Schedule "D";

(v)
US Legend Requirements: Vendor understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided, that if Shares are being sold under clause (B) above, at a time when the Purchaser is a "foreign issuer" as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration and other documentation, evidencing the availability of the exemption, in the form as the Purchaser may from time to time prescribe to the Purchaser’s transfer agent, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act; and

(w)
Removal of US Legend: If any of the Shares are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Purchaser’s transfer agent of an opinion satisfactory to the Purchaser to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

6.2	Representation and Warranties of Dover

Dover represents and warrants to Purchaser that:

(a)
Standing: Dover is a corporation, validly existing under its jurisdiction of incorporation, is authorized to carry on business in all jurisdictions in which the Assets are located, and now has all the requisite corporate power and authority to sell, assign, transfer and convey its interests in the Assets to Purchaser in accordance with this Agreement;

(b)
No Conflicts: The consummation of the transactions contemplated herein will not violate, nor be in conflict with, any of the constating documents, by-laws or governing documents of it or any judgement, decree, order, law, statute, rule or regulation applicable to it or any agreement, instrument, permit or authority to which it is a Party or by which it is or the Assets are bound or subject;

(c)
Execution of Documents: This Agreement has been duly executed and delivered by it and all other documents (including the General Conveyance and the Specific Conveyances) executed and delivered by it pursuant hereto will be duly executed and delivered by it, and this Agreement does, and such documents will, constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditors' rights generally and the discretion of courts with respect to equitable or discretionary remedies and defences;

(d)
Finders' Fees: It has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which Purchaser shall have any obligation or liability;

(e)
No Authorizations: No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets or it is required for the due execution, delivery and performance by it of this Agreement, other than the approval of ARE and EGPC of the transaction contemplated herein as required by the Concessions and the authorizations, approvals or exemptions previously obtained and currently in force;

(f)
Title:  It has legal title to the Assets described in the Land Schedule and, except for the Vendor's beneficial interest and the Permitted Encumbrances, the Assets are free and clear of all Security Interests, claims, options, net profit interests, mortgages, royalties, encumbrances and adverse claims or other burdens created by, through or under it or of which Dover is otherwise actually aware;

(g)
No Third Party Rights: Subject to the terms of Concessions, the interests of it in the Assets are not subject either to reduction, by reference to payout of a well or otherwise, or to change to an interest of any other size or nature whatsoever by virtue of any right or interest granted by, through or under it or of which it is otherwise actually aware, except for the Permitted Encumbrances and any such rights and interests identified in the Land Schedule and it has not alienated or encumbered the Assets or any part or portions thereof and it is not aware of there having been committed any act or omission whereby the right of it in any of the Assets may be cancelled or determined;

(h)
Quiet Enjoyment: Subject to the rents, covenants, conditions and stipulations in the Concessions and Permitted Encumbrances, from and after Closing, Purchaser will be entitled to hold and enjoy the interests attributed to it in the schedules hereto for Purchaser's own use and benefit without any interruption of or by it or any Third Party claiming by, through or under it;

(i)
No Lawsuits or Claims: There are no unsatisfied judgments and no claims, proceedings, actions, governmental investigations or lawsuits in existence, and to its knowledge, contemplated or threatened against or with respect to the Assets or the interests of it therein which might result in impairment or loss of the interest of it in and to the Assets or which might otherwise adversely affect the Assets, and to its knowledge there exists no particular circumstance which will give rise to such a claim, proceeding, action, governmental investigation or lawsuit;

(j)
AFEs: there are no AFEs or other financial commitments pursuant to which expenditures in respect of the Assets other than normal operating costs are or may be required after the Effective Time other than as may be authorized on behalf of Purchaser hereunder or otherwise disclosed to Purchaser in writing nor are there any outstanding or unresolved audits or audit enquiries relating to the Assets;

(k)
Assessments: All royalty payments, ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of Petroleum Substances or the receipt of proceeds therefrom payable in respect of the Assets up to the Closing Date (including all prior years) have been properly and fully paid and discharged;

(l)	Environmental Matters:

(i)
Dover has not received any orders or directives under the Regulations from a governmental authority relating to environmental matters requiring any work, repairs, constructions or capital expenditures with respect to the Assets, which order or directive remains outstanding on the Closing Date,

(ii)
Dover has not received any demand or notice from a governmental authority or third party (other than Purchaser) relating to the breach of any environmental, health or safety law applicable to the Assets, including without limitation, any Regulations relating to the use, storage, treatment, shipping or disposition of environmental contaminants, which demand or notice has not been complied with in all material respects, and

(iii)
Dover has made available to Purchaser all environmental information within its possession and has not knowingly withheld any such information from Purchaser relevant to environmental matters that relate to or affect the Assets;

(m)	Rights of First Refusal: At the Closing Date none of the Assets will be subject to any unexpired or unwaived Rights of First Refusal;

(n)
Production Penalties:  Excepting production limits of general application in the oil and gas industry, none of the Wells is subject to production or other penalties imposed by the Title and Operating Documents or by any other agreements and documents to which the Assets are subject, or by any laws, rules, regulations, orders or directions of governmental or other competent authorities;

(o)
Production of Documents and Information:  Dover has made reasonable inquiries and searches for material documents and information relating to the Assets and for all information reasonably required to make the representations and warranties contained in this Agreement not misleading in light of the circumstances;

6.3	Negation of Other Representations

(a)
Each of the foregoing representations and warranties of Vendor and Dover shall be qualified as at the date hereof and at Closing, by excepting therefrom all matters disclosed to Purchaser in writing and in the Schedules hereto.  Vendor and Dover make no representations or warranties (whether in contract or in tort) except as expressly set forth in sections 6.1 and 6.2 respectively and, in particular, and without limitation, Vendor and Dover hereby expressly negate any representations or warranties by any of them, whether contained in any information memorandum or otherwise, with respect to:

(i)	any data or information supplied by a Vendor or Dover to Purchaser or its representatives;

(ii)	the quality, quantity or recoverability of Petroleum Substances within or under the Lands or any lands pooled or unitized therewith;

(iii)	the value of the Assets or the future cash therefrom;

(iv)	any engineering, geological, production or other information or interpretations thereof or any economic evaluations respecting the Assets;

(v)	the quality, condition, fitness or merchantability of any tangible depreciable equipment or property interests in which are comprised in the Assets; or

(vi)	the environmental condition of the Assets except as set forth in section 6.1(l) and 6.2(l).

Purchaser acknowledges and confirms that it has not relied on any data, information or advice from Vendor or from Dover with respect to any or all of the matters specifically enumerated in this paragraph in connection with the purchase of the Assets pursuant hereto and that, except for the representations and warranties contained in sections 6.1 and 6.2, Purchaser is purchasing the Assets pursuant hereto on a "as is, where is" basis.  The maximum cumulative liability of Vendor to Purchaser as a result of any misrepresentations or breach of warranty or covenant shall not exceed Vendor's portion of the Purchase Price.  Purchaser confirms that it has not relied on any covenants, representations or warranties of Vendor or of Dover outside this Agreement (whether in contract or in tort).  Purchaser acknowledges and confirms that it has performed its own due diligence and will continue to rely upon its own due diligence, evaluations and projections as the same relate to the Assets, including without limitation, environmental due diligence.

(b)
Except with respect to the representations and warranties in sections 6.1 and 6.2 or in the event of fraud, Purchaser forever releases and discharges Vendor and Dover and their respective directors, officers, agents and employees from any claims and all liability to Purchaser or Purchaser's representatives, assigns and successors, as a result of the use or reliance upon advice, information, opinions or materials pertaining to the Assets which was or were delivered or made available to Purchaser by Vendor or by Dover or any of their respective directors, officers, agents or employees.

6.4	Representations and Warranties of Purchaser

Purchaser represents and warrants to Vendor, that:

(a)
Standing: Purchaser is a corporation, duly organized and validly existing under the laws of the Province of British Columbia, is authorized to carry on business in all jurisdictions in which the Assets are located, and now has the corporate power and authority to purchase and pay for the Assets in accordance with this Agreement;

(b)
No Conflicts: The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, the governing documents of Purchaser or any judgment, decree, order, law, statute, rule or regulation applicable to Purchaser;

(c)
Execution of Documents: This Agreement has been duly executed and delivered by Purchaser and all other documents (including the General Conveyance and the Specific Conveyances) executed and delivered by Purchaser or Sea Dragon pursuant hereto will be duly executed and delivered by Purchaser or Sea Dragon, as applicable, and this Agreement does, and such documents will, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditors’ rights generally and the discretion of the courts with respect to equitable or discretionary remedies and defences;

(d)
Finders' Fees: Purchaser has not incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which any of Vendor or Dover shall have any obligation or liability;

(e)
Purchase Price: Purchaser either now has or will have at Closing all money that Purchaser will need to pay to Vendor upon Closing or Purchaser has a contractual right to receive all money that Purchaser will need to pay to Vendor and such money will be available to Purchaser for payment to Vendor at Closing;

(f)
No Authorizations: No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets or Purchaser is required for the due execution, delivery and performance by Purchaser of this Agreement, other than authorizations, approvals or exemptions previously obtained and currently in force;

(g)	Investment Canada Act: The purchase of the Assets by Purchaser is not reviewable pursuant to the Investment Canada Act (Canada);

(h)	Shares Validly Issued: If applicable, the Shares shall be validly issued, fully paid and non-assessable shares as at the date of Closing; and

(i)	Reporting Issuer: The Purchaser is not a reporting issuer, as defined under applicable Securities Rules, of any province or territory of Canada.

6.5	Limitation

Each Party acknowledges that the other may rely on the representations and warranties made by such Party pursuant to sections 6.1, 6.2 or 6.4, as the case may be.  The representations and warranties in sections 6.1, 6.2 and 6.4 shall be true and correct as of the date hereof and on the Closing Date, as applicable, and such representations and warranties shall continue in full force and effect and shall survive the Closing Date for a period of twelve (12) months or until the completion of a final statement of adjustments by the Parties as described in section  4.2, whichever is later, for the benefit of the Party for which such representations and warranties were made.  In the absence of fraud, however, no claim or action shall be commenced with respect to a breach of any such representation or warranty, unless, within such twelve (12) month survival period, written notice specifying such breach in reasonable detail has been provided to the Party which made such representation or warranty.

ARTICLE 7
INDEMNITIES

7.1	Vendor's Indemnities for Representations and Warranties

Vendor shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against, Losses and Liabilities of Purchaser which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in section 6.1 been accurate and truthful, provided however that nothing in this section 7.1 shall be construed so as to cause Vendor to be liable to or indemnify Purchaser in connection with any representation or warranty contained in section 6.1 if and to the extent that Purchaser did not rely upon such representation or warranty.

7.2	Dover’s Indemnities for Representations and Warranties

Dover shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against, Losses and Liabilities of Purchaser which would not have been suffered, sustained, paid or incurred had all of the representations and warranties of Dover contained in section 6.2 been accurate and truthful, provided however that nothing in this section 7.2 shall be construed so as to cause Dover to be liable to or indemnify Purchaser in connection with any representation or warranty contained in section 6.2 if and to the extent that Purchaser did not rely upon such representation or warranty.

7.3	Purchaser's General Indemnity

Except as otherwise provided in this Article 7 or in Article 4, Purchaser shall:

(a)	be liable for; and in addition

(b)	indemnify Vendor and Dover from and against all Losses and Liabilities of Vendor and Dover in respect of;

any claim (whether valid or invalid) in respect of the Assets or operations in respect thereof as a consequence of acts or omissions which occurred or are alleged to have occurred after the Effective Time, except to the extent resulting from the gross negligence of Dover or Vendor and except to the extent reimbursed to Dover or Vendor by insurance.

-  -

7.4	Environmental Matters and Abandonment and Reclamation Obligations

Purchaser has taken into account Purchaser's assumption of responsibility for Environmental Liabilities and Abandonment and Reclamation Obligations and the release of Vendor from responsibility therefor when Purchaser evaluated the Assets and determined the Purchase Price.  Except as provided in section 7.5, Purchaser shall:

(a)	be liable for; and in addition

(b)	indemnify Vendor and Dover from and against all Losses and Liabilities of Vendor and Dover in respect of;

all Environmental Liabilities howsoever and by whomsoever caused and whether they occur or arise in whole or in part prior to, on or subsequent to the Closing Date and all Abandonment and Reclamation Obligations.  Purchaser shall not be entitled to exercise and hereby waives any rights or remedies Purchaser may now or in the future have against Vendor or Dover in respect of such Environmental Liabilities or the Abandonment and Reclamation Obligations, whether such rights and remedies are pursuant to the common law or statute or otherwise, including without limitation, the right to name Vendor or Dover as a third party to any action commenced by any Third Party against Purchaser except for any claims which Purchaser may make pursuant to Article 6, section 7.1 or section 7.2.

7.5	Limitation

The indemnities provided for in this Article 7 apply only if Closing occurs.  Purchaser shall not be required to indemnify Vendors or Dover pursuant to section 7.3 or 7.4 in respect of any matter if a representation and warranty relating to such matter in section 6.1 or 6.2 as applicable, was untrue at the date it was made and Purchaser has given notice of such breach to Vendor within twelve (12) months of Closing.  Notwithstanding any other provision herein, the liability of Vendor and Dover and the indemnity hereby granted by Vendor and Dover in this Article 7 shall only apply with respect to claims made by Purchaser within twelve (12) months of Closing.  The maximum cumulative liability of the Vendors and Dover to Purchaser pursuant to sections 7.1 and 7.2 shall not exceed $200,000.  The cumulative liability of the Purchaser to Vendor pursuant to sections 7.3 and 7.4 shall not exceed $200,000.

7.6	No Merger of Legal Responsibilities

The liabilities and indemnities created in this Article 7 shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations, trust agreements and other documents conveying any of the Assets from Vendor to Purchaser or from Dover to Sea Dragon or any other documents between Vendor and Purchaser, notwithstanding the terms of such assignments, transfers, conveyances, novations and other documents, the Regulations or any rule of law or equity to the contrary, and all such rules are hereby waived.

7.7	Substitution and Subrogation

Insofar as is possible, each Party shall have full rights of substitution and subrogation in and to all covenants, representations and warranties by others previously given or made in respect of the Assets or any of them.

ARTICLE 8
POST CLOSING ADMINISTRATION

8.1	Maintenance of Assets Prior to Closing

From the date hereof until the Closing Date, Vendor shall, to the extent that the nature of its interest permits, and subject to the Title and Operating Documents and any other agreements and documents to which the Assets are subject:

(a)
maintain the Assets in a proper and prudent manner in accordance with good oil and gas industry practices and in material compliance with all applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(b)	pay or cause to be paid all costs and expenses relating to the Assets which become due from the date hereof to the Closing Date; and

(c)	perform and comply with all covenants and conditions contained in the Title and Operating Documents and any other agreements and documents to which the Assets are subject.

8.2	Consent of Purchaser

Notwithstanding section 8.1, from the date hereof until the Closing Date, Vendor shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld by Purchaser and which, if provided, will be provided in a timely manner:

(a)
make any commitment or propose, initiate or authorize any capital expenditure with respect to the Assets of which Vendor's share is in excess of $25,000.00, except in case of an emergency or in respect of amounts which Vendor is committed to expend or is deemed to authorize without its specific authorization or approval in accordance with the Title and Operating Documents;

(b)	surrender or abandon any of the Assets;

(c)	amend or terminate any Title and Operating Documents or enter into any new agreement or commitment relating to the Assets;

(d)	sell, encumber, grant a Security Interest or otherwise dispose of any of the Assets or any part or portion thereof except sales of Petroleum Substances in the normal course of business; or

(e)
if an operation or the exercise of any right or option respecting the Assets is proposed in circumstances in which such operation or the exercise of such right or option would result in an obligation of Purchaser in excess of Twenty-Five Thousand Dollars ($25,000.00) the following provisions shall apply to such operation or the exercise of such right or option (hereinafter referred to as the "Proposal"):

(i)	Vendor shall promptly give notice of the Proposal to Purchaser, including with such notice the particulars of such Proposal in reasonable detail;

(ii)
Purchaser shall, not later than twenty-four (24) hours prior to the time Vendor is required to make its election with respect to the Proposal, advise Vendor, by notice, whether it wishes Vendor to exercise its rights with respect to the Proposal on behalf of Purchaser, provided that failure of Purchaser to make such election within such period shall be deemed to be an election by Purchaser to participate in the Proposal;

-  -

(iii)	Vendor shall make the election authorized by Purchaser with respect to the Proposal within the period during which Vendor may respond to the Proposal; and

(iv)
the election by Purchaser not to participate in any Proposal required to preserve the existence of any of the Assets shall not entitle Purchaser to any reduction of the Purchase Price in the event that Vendor's interest therein is terminated as a result of such election, and such termination shall not constitute a failure of Vendor's representations and warranties pertaining to such Assets.

8.3	Following Closing

(a)
Following Closing, Vendor and Dover shall hold their title to the Assets in trust for Purchaser until all necessary notifications, registrations and other steps required to transfer such title to Purchaser have been completed.

(b)
Following Closing, Vendor and Dover shall represent Purchaser in all matters arising under a Title and Operating Document until Purchaser is substituted as a party thereto in the place of Dover or Vendor, whether by novation, notice of assignment or otherwise and, in furtherance thereof all payments relating to the Assets received by Dover or  Vendor pursuant to the Title and Operating Documents, other than those to which Dover or Vendor is entitled under Article 4, shall be received and held by Vendor or Dover as a trustee for Purchaser and Vendor or Dover shall remit such amounts to Purchaser within a reasonable period of time.

(c)
Purchaser shall indemnify and save harmless Dover and Vendor from and against all of Vendor's or Dover's Losses and Liabilities arising as a consequence of the provisions of subsections 8.2(e), 8.3(a) or (b) hereof, except to the extent caused by the gross negligence or wilful misconduct of Vendor or Dover, or their respective servants, agents or employees and except to the extent reimbursed to Vendor or Dover by insurance.  Vendor and Dover shall indemnify and save harmless Purchaser from all of Purchaser’s Losses and Liabilities arising as a result of the gross negligence or wilful misconduct of  Vendor or Dover or their respective servants, agents or employees in connection with Vendor’s and Dover's obligations under subsections 8.3(a) or (b).  Acts or omissions taken by Vendor or Dover or their respective servants or agents with the approval of Purchaser shall not constitute gross negligence or wilful misconduct for purposes of this subsection.

(d)
Insofar as Vendor or Dover maintains the Assets and takes actions with respect thereto on behalf of Purchaser pursuant to this Article, Vendor or Dover shall be deemed to have been the agent of Purchaser hereunder.  Purchaser ratifies all actions taken by Vendor or Dover, or refrained to be taken by Vendor or Dover, pursuant to the terms of this Article 8 in such capacity during such period, with the intention that all such actions shall be deemed to be those of Purchaser.

(e)
Insofar as Vendor or Dover participates in either operations or the exercise of rights or options as the agent of Purchaser pursuant to this Article, Vendor or Dover may require Purchaser to secure the costs to be incurred by Vendor or Dover on behalf of Purchaser pursuant to such election in such manner as may be reasonably appropriate in the circumstances.

ARTICLE 9
THIRD PARTY RIGHTS AND CONSENTS

9.1	Consents

Where an assignment of any of the Assets requires the consent of Third Parties, Vendor shall use commercially reasonable efforts to obtain such consents prior to Closing.  After Closing, Vendor  and Dover shall cooperate with Purchaser in Purchaser's attempts to secure such consents.

ARTICLE 10
 ANTI-DILUTION

10.1	Reclassification, Subdivision or Redivision of Purchaser's Common Shares

In the event of any reclassification, subdivision or redivision of the issued common shares of Purchaser at any time during the period commencing upon execution of this Agreement up to and including the Closing Date, into a greater number of common shares of Purchaser (including the declaration of payment of any stock dividend), Purchaser shall deliver at Closing, at no additional cost to Vendor, such greater number of common shares of Purchaser as represented by the Shares if Closing had occurred prior to the date of reclassification, subdivision or redivision.

10.2	Consolidation or Reduction of Purchaser's Common Shares

In the event of any consolidation or change in the common shares of Purchaser at any time during the period commencing upon execution of this Agreement up to and including the Closing Date, to a lesser number of common shares of Purchaser, Purchaser shall deliver at Closing such lesser number of common shares of Purchaser as represented by the Shares if Closing had occurred prior to the date of such consolidation or change.

10.3	Consolidation, Amalgamation or Merger

In the event that Purchaser at any time during the period commencing upon execution of this Agreement up to and including the Closing Date, amalgamates, consolidates with or merges into another corporation, the Resulting Entity shall deliver at Closing such securities or property as represented by the Shares if Closing had occurred prior to the completion date of such amalgamation, consolidation or merger.  A sale of all or substantially all of the assets of Purchaser for a consideration (apart from the assumption of obligations), consisting primarily of securities, shall be deemed a consolidation, amalgamation or merger for the foregoing purposes.

10.4	Adjustments Cumulative

The adjustments in the number of common shares issuable pursuant to this Agreement as provided for in this Article 10 are to be cumulative.

ARTICLE 11
GENERAL

11.1	Further Assurances

Each Party will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.  Vendor shall cooperate with Purchaser as reasonably required to secure execution by Third Parties of the Specific Conveyances.

11.2	No Merger

The covenants, representations, warranties and indemnities contained in this Agreement shall survive Closing and shall not merge in any assignments, conveyances, transfers or other documents executed and delivered at or after Closing, notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

11.3	Entire Agreement

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail.  This Agreement supersedes all other agreements, documents, writings and verbal understanding among the Parties relating to the subject matter hereof.

11.4	Governing Law

This Agreement shall be subject to and interpreted, construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated as a contract made in the Province of Alberta.  The Parties irrevocably attorn and submit to the jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of this Agreement.

11.5	Enurement

This Agreement may not be assigned by a Party without the prior written consent of the other Party, which consent may be unreasonably and arbitrarily withheld.  This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns.

11.6	Time of Essence

Time shall be of the essence in the performance of this Agreement.

11.7	Notices

The addresses and fax number of each Party for notices shall be as follows:

Vendor:
Mogul Energy International, Inc.
520 Pike Street, Suite 2210
Seattle Washington, USA
98101
Attention:	Naeem Tyab
Facsimile:	(604) 669-6317
Email:	naeem@mogulenergy.com

Purchaser:
Egypt Oil Holdings Ltd.
C/O Axium Law Corporation
Suite 3350, Four Bentall Centre
1055 Dunsmuir Street
PO Box 49222
Vancouver, British Columbia
V7X 1L2
Attention:	Joseph Giuffre
Facsimile:	604-692-4900
E-mail:	jgiuffre@axiumlaw.com

Dover:
Dover Investments Limited
10225 Yonge Street
Richmond Hill, Ontario, Canada, L4C 3B2
Attention:	Mr. Robert Salna
Facsimile:	(905) 884-5178
Email:	petrozeit@hotmail.com

Sea Dragon:
Sea Dragon Energy Inc.
1112 – 207 West  Hastings Street
Vancouver, British Columbia
V6B 1H7
asting h
Attention:	David Thompson
Facsimile:	(604) 608-8704
Email:	david@seadragon.ca

Any notice, communication or statement (a "notice") required, permitted or contemplated hereunder shall be in writing and shall be delivered as follows:

(a)
by delivery to a Party between 8:00 a.m. Vancouver time and 4:00 p.m. Vancouver time on a Business Day at the address of such Party for notices, in which case the notice shall be deemed to have been received by that Party when it is delivered;

(b)
by fax to a Party to the fax number of such Party for notices, in which case, if the notice was faxed prior to 4:00 p.m. Vancouver time on a Business Day the notice shall be deemed to have been received by that Party when it was faxed and if it is faxed on a day which is not a Business Day or is faxed after 4:00 p.m. Vancouver time on a Business Day, it shall be deemed to have been received on the next following Business Day; or

(c)
except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by first class registered postage prepaid mail to a Party at the address of such Party for notices, in which case the notice shall be deemed to have been received by that Party on the fifth (5th) Business Day following the date of mailing.

A Party may from time to time change its address for service or its fax number for service by giving written notice of such change to the other Party.

In this section "Business Day" means any day other than a Saturday, a Sunday or a statutory holiday in British Columbia.

11.8	Invalidity of Provisions

In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining, provisions contained herein shall not in any way be affected or impaired thereby.

11.9	Waiver

No waiver by any Party of any breach (whether actual or anticipated) of any of the terms, conditions, representations or warranties contained herein shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party.  Any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

11.10	Remedies Generally

No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy in law or in equity or by statute or otherwise conferred.

11.11	Amendment

This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

11.12	Consequences of Termination

If this Agreement is terminated in accordance with its terms on or prior to the Closing Date, then except the covenants, warranties, representations or other obligations breached prior to the time at which such termination occurs, the Parties shall be released from all of their obligations under this Agreement.  If this Agreement is so terminated, Purchaser shall promptly return to Vendor all materials delivered to Purchaser by Vendor hereunder, together with all copies of them that may have been made by or for Purchaser.

11.13	Securities Act Disclosure

At any time within 4 years from the Closing Date (but not thereafter), should Purchaser require an audited operating or financial statement with respect to the Assets for a period during which the Assets were owned by Vendor, Vendor shall provide access to the records of Vendor relevant to preparation of such an operating or financial statement during such period.  Such access shall be provided by Vendor to an independent auditing firm selected by Purchaser subject to the entering into by the auditing firm of a confidentiality agreement reasonably required by Vendor.  Vendor shall not be required to provide direct access to Vendor’s records to Purchaser or any employees, consultants or other representatives of Purchaser.  If the independent auditors require the assistance of Vendor’s personnel to find, collect or interpret the necessary information from Vendor’s records, Vendor shall cause such assistance to be provided and Purchaser shall pay reasonable hourly costs to Vendor as compensation for the time devoted by such personnel.

11.14	Counterpart Execution

This Agreement may be executed in counterpart and by facsimile or other electronic means and all executed counterparts together shall constitute one agreement.

11.15	Legal Expenses

All reasonable legal expenses, up to a maximum of Six Thousand Dollars ($6,000.00), incurred by Dover on its own behalf in connection with preparing and reviewing this Agreement and giving effect to the transactions contemplated hereto, shall be paid by Egypt Oil or by Sea Dragon.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

EGYPT OIL HOLDINGS LTD.	MOGUL ENERGY INTERNATIONAL, INC.

Per:	Per:

SEA DRAGON ENERGY INC.	DOVER INVESTMENTS LIMITED

Per:	Per:

SCHEDULE "A" TO AN AGREEMENT OF PURCHASE AND SALE DATED THE 21ST DAY OF MARCH, 2008 AMONG EGYPT OIL HOLDINGS LTD., MOGUL ENERGY INTERNATIONAL, INC., SEA DRAGON ENERGY INC. AND DOVER INVESTMENTS LIMITED

LAND SCHEDULE

Concessions	Petroleum and Natural Gas Rights	Encumbrance(s)	Lands
Concession Agreement for Petroleum Exploration and Exploitation Between the Arab Republic of Egypt and the Egyptian General Petroleum Corporation and Dover Investments Limited in East Wadi Araba Area Gulf of Suez A.R.E.
	Mogul - 20% beneficial interest (required to pay 33 1/3% of expenses until formation of joint operating company) Dover - 20% legal interest held as bare trustee for the benefit of Mogul	None	All Petroleum and Natural Gas Rights underlying a surface area of approximately 193.06 km² as delineated by the following boundary coordinates:
			Point No.	Longitude	Latitude
			1	Intersection of Lat. 29' 17' 00.00" with shore line	29' 17' 00.00"
			2	32' 40' 30.00"	29' 17' 00.00"
			3	32' 40' 30.00"	29' 15' 00.00"
			4	32' 41' 30.00"	29' 15' 00.00"
			5	32' 41' 30.00"	29' 14' 00.00"
			6	32' 41' 00.00"	29' 14' 00.00"
			7	32' 41' 00.00"	29' 13' 00.00"
			8	32' 40' 00.00"	29' 13' 00.00"
			9	32' 40' 00.00"	29' 09' 00.00"
			10	Intersection of Lat. 29' 09' 00.00" with shore line	29' 09' 00.00"
and
			11	32' 40' 00.00"	29' 09' 00.00"
			12	32' 44' 30.00"	29' 09' 00.00"
			13	32' 44' 30.00"	29' 08' 00.00"
			14	32' 48' 00.00"	29' 08' 00.00"
			15	32' 48' 00.00"	29' 03' 00.00"
			16	32' 44' 00.00"	29' 03' 00.00"
			17	32' 44' 00.00"	28' 54' 00.00"
			18	32' 44' 00.00"	29' 02' 29.45"
			19	32' 40' 00.00"	29' 02' 29.45"
			11	32' 40' 00.00"	29' 09' 00.00"

SCHEDULE "B" TO AN AGREEMENT OF PURCHASE AND SALE DATED THE 21ST DAY OF MARCH, 2008 AMONG EGYPT OIL HOLDINGS LTD., MOGUL ENERGY INTERNATIONAL, INC., SEA DRAGON ENERGY INC. AND DOVER INVESTMENTS LIMITED

CERTIFICATE

TO:	●

RE:
AGREEMENT OF PURCHASE AND SALE DATED THE 21ST DAY OF MARCH, 2008 AMONG EGYPT OIL HOLDINGS LTD., MOGUL ENERGY INTERNATIONAL, INC., SEA DRAGON ENERGY INC., AND DOVER INVESTMENTS LIMITED (the "Agreement")

I, ● of the City of ●, in the ● of ●, HEREBY CERTIFY THAT:

1.             I am the ● of ●, ("●") and in such capacity am familiar with the Agreement.

2.             The representations and warranties of ● contained in the Agreement are true and correct in all material respects from March 21, 2008 to and including the Closing Date.

3.             ● has performed, fulfilled and satisfied all covenants and obligations required by the Agreement to be performed by • at or prior to the Closing Date.

4.             [There has been no alteration of or damage to the Assets in the period from the Effective Date to Closing Date.]  [Delete from Purchaser's Certificate]

5.             This Certificate is made with full knowledge that Purchaser [Vendor] is relying on the same for the Closing of the transactions contemplated by the Agreement.

6.             I make this Certificate in my capacity as ● of • and assume no personal liability in respect of the matters certified herein.

Unless otherwise defined herein, capitalized terms shall have the meanings given to them in the Agreement.

IN WITNESS WHEREOF I have executed this Certificate on this ● day of ●, 2008.

SCHEDULE "C" TO AN AGREEMENT OF PURCHASE AND SALE DATED THE 21ST DAY OF MARCH, 2008 AMONG EGYPT OIL HOLDINGS LTD., MOGUL ENERGY INTERNATIONAL, INC., SEA DRAGON ENERGY INC. AND DOVER INVESTMENTS LIMITED

GENERAL CONVEYANCE

THIS AGREEMENT made as of the● day of ●

AMONG:

MOGUL ENERGY INTERNATIONAL, INC. a body corporate, incorporated pursuant to the laws of the state of Delaware (hereinafter referred to as the "Vendor")

- and -

EGYPT OIL HOLDINGS LTD., a body corporate, incorporated pursuant to the laws of the federal government of Canada (hereinafter referred to as the "Purchaser")

WHEREAS Vendor has agreed to sell and convey the Assets to Purchaser and Purchaser has agreed to purchase and receive the Assets from Vendor;

NOW THEREFORE for the consideration provided in the Purchase Agreement and in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the Parties hereto covenant and agree as follows:

1.	Definitions

In this Agreement, including the premises hereto, "Purchase Agreement" means the agreement entitled "Agreement of Purchase and Sale" dated March 21, 2008 and made between Dover Investments Limited, Vendor and Purchaser and Sea Dragon Energy Inc.  In addition, the definitions provided for in the Purchase Agreement are adopted herein by this reference.

2.	Conveyance

Pursuant to and for the consideration provided for in the Purchase Agreement, Vendor hereby sells, assigns, transfers, conveys and sets over to Purchaser the entire right, title, estate and interest of Vendor in and to the Assets, to have and to hold the same absolutely, together with all benefit and advantage to be derived therefrom.

3.	Effective Time

Possession and beneficial ownership of the Assets shall pass from Vendor to Purchaser on the Closing Date.  For all other purposes this conveyance shall be effective as of the Effective Time.

4.	Subordinate Document

This agreement is executed and delivered by the Parties hereto pursuant to the Purchase Agreement and the provisions of the Purchase Agreement shall prevail in the event of a conflict between the provisions of the Purchase Agreement and the provisions of this agreement.

5.	Enurement

This agreement shall be binding upon and shall enure to the benefit of each of the Parties hereto and their respective trustees, receivers, receiver-managers, successors and assigns.

6.	Further Assurances

Each Party hereto will, from time to time and at all times hereafter, at the request of the other Party but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

EGYPT OIL HOLDINGS LTD.

Per:

MOGUL ENERGY INTERNATIONAL, INC.

Per:

SCHEDULE "D" TO AN AGREEMENT OF PURCHASE AND SALE DATED THE 21ST DAY OF MARCH, 2008 AMONG EGYPT OIL HOLDINGS LTD., MOGUL ENERGY INTERNATIONAL, INC., SEA DRAGON ENERGY INC. AND DOVER INVESTMENTS LIMITED

CERTIFICATION OF INVESTMENT INTENT

Egypt Oil Holdings Ltd.
C/O Axium Law Corporation
Suite 3350, Four Bentall Centre
1055 Dunsmuir Street
PO Box 49222
Vancouver, British Columbia
V7X 1L2

Attention:	Joseph Giuffre
Facsimile:	604-692-4900

Ladies and Gentlemen:

The undersigned hereby tenders this certification to Egypt Oil Holdings Ltd. (the “Company”) pursuant to section 6.1(v) of the agreement of purchase and sale (the “Agreement”) dated March 21, 2008, by and between Mogul Energy International Inc., Sea Dragon Energy Inc., Dover Investments Limited and the Company, in connection with the distribution to the undersigned as a shareholder of the Vendor of fully paid up and non-assessable common shares without nominal or par value in the capital stock of the Company (the “Shares”) held by the Vendor, such Shares being acquired by the Vendor from the Company pursuant to the Agreement.  By execution of this certification, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.           Undersigned’s Representations.  The undersigned acknowledges and represents that:

(a)           The undersigned is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the undersigned’s investment in the Shares;

(b)           The undersigned believes the undersigned, either alone or with the assistance of the undersigned’s own professional advisor, has such knowledge and experience in financial and business matters that the undersigned is capable of reading and interpreting financial statements and evaluating the merits and risks of the prospective investment in the Shares and has the net worth to undertake such risks;

(c)           The undersigned has obtained, to the extent the undersigned deems necessary, the undersigned’s own personal professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of an investment in the Shares in light of the undersigned’s financial condition and investment needs;

(d)           The undersigned believes that the investment in the Shares is suitable for the undersigned based upon the undersigned’s investment objectives and financial needs, and the undersigned has adequate means for providing for the undersigned’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares;

(e)           The undersigned has been given access to full and complete information regarding  the Company and has utilized such access to the undersigned’s satisfaction for the purpose of obtaining information regarding the Company;

(f)           The undersigned recognizes that an investment in the Shares involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company;

(g)           The undersigned realizes that (i) the purchase of the Shares is a long-term investment; (ii) the purchaser of the Shares must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state and, therefore, none of such securities can be sold unless they are subsequently registered under said laws or exemptions from such registrations are available; (iii) the undersigned may not be able to liquidate the undersigned’s investment in the event of an emergency or pledge any of such securities as collateral for loans; and (iv) the transferability of the Shares is restricted and (A) requires the written consent of the Company and (B) legends will be placed on the certificate(s) representing the Shares referring to the applicable restrictions on transferability; and

(h)           The undersigned certifies, under penalties of perjury, that the undersigned is not subject to the backup withholding provisions of section  3406(a)(i)(C) of the Internal Revenue Code of 1986, as amended (Note:  you are subject to backup withholding if (i) you fail to furnish your Social Security number or taxpayer identification number herein; (ii) the Internal Revenue Service notifies the Company that you furnished an incorrect Social Security number or taxpayer identification number; (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or you fail to certify your Social Security number or taxpayer identification number.).

(i)           The undersigned is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Shares in the state set forth on the signature page below, and the Shares are being purchased by the undersigned in the undersigned’s name solely for the undersigned’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

(j)           The undersigned has been advised that the Shares have not been registered under the Securities Act, or applicable state securities laws and that such securities are being offered and sold pursuant to exemptions from such laws and that the Company’s reliance upon such exemptions is predicated in part on the undersigned’s representations as contained herein.  The undersigned represents and warrants that the Shares are being purchased for undersigned’s own account and for investment and not with a view to distribution of the Shares, that the undersigned has made no agreement with others regarding any of the Shares and that the undersigned’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares in the foreseeable future.  The undersigned is aware that, in the view of the Securities and Exchange Commission, a purchase of the Shares with an intent to distribute by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged, would represent an intent inconsistent with the representations set forth above.  The undersigned further represents and agrees that if, contrary to the undersigned’s foregoing intentions, the undersigned should later desire to dispose of or transfer any of the Shares in any manner, the undersigned shall not do so without first obtaining (i) the opinion of counsel acceptable to the Company that such proposed disposition or transfer lawfully may be made without registration pursuant to the Securities Act and applicable state securities laws or (ii) registration of the Shares under the Securities Act (it being expressly understood that the Company shall not have any obligation to register the securities for such purpose);

2.           Entities.  If this purchase is made on behalf of a corporation, trust, partnership, limited liability company or other form of business entity (an “Entity”), the undersigned signatory certifies that he or she is empowered and duly authorized by the Entity to execute and carry out the terms of this Certification of Investment Intent and to purchase and hold the Shares, and certifies further that this Certification of Investment Intent has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

3.           Accredited Investor Status.  The undersigned represents and warrants, by initialing the appropriate statement, that the undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act, because the undersigned meets at least one of the following criteria (please initial each applicable item):

☒ _________	The undersigned is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the undersigned’s purchase; or

☒ _________
The undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or

☒ _________
The undersigned is a corporation, Massachusetts or similar business trust, partnership or an organization described in section  501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

☒ _________
The undersigned is either (i) a bank as defined in section  3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section  3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to section  15 of the Securities Exchange Act of 1934, as amended, (iii) an insurance company as defined in section  2(13) of the Securities Act, (iv) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in section  2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under section  301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (vii) an employee benefit plan within the meaning the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section  3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

☒ _________	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; or

☒ _________	The undersigned is a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company; or

☒ _________
The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act.

☒ _________	The undersigned is any entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item).

State the Interest of Undersigned in Vendor (e.g. Officer, Director, Shareholder)

Indicate in which State the Investment Decision was made and this Certification was executed:

This Certification of Investment Intent is signed this ____ day of _________ 2008.

If signed by individual:	If signed by entity:

Signature	Name of Entity

(Print Name)	Signature of Authorized Officer

(Print Name)

(Title)

Address of Undersigned: